Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, July 24, 2026– BV Financial, Inc. (NASDAQ: BVFL), the holding company for BayVanguard Bank (the “Bank”), today reported net income of $3.5 million, or $0.42 per diluted share, for the quarter ended June 30, 2026 compared to net income of $2.9 million, or $0.29 per diluted share, for the quarter ended June 30, 2025. Net income for the six-month period ended June 30, 2026 was $4.6 million or $0.55 per diluted share compared to net income of $5.0 million or $0.50 per diluted share for the six-month period ended June 30, 2025.

Adjusted net income, a non-GAAP financial metric, was $3.9 million or $0.47 per diluted share and $3.7 or $0.37 per diluted share million for the quarters ended June 30, 2026 and 2025 and $7.1 million or $0.86 per diluted share and $6.7 million or $0.67 per diluted share for the year to date periods ended June 30, 2026 and 2025, respectively. For a reconciliation of net income as reported and Non-GAAP adjusted net income, see the table below.

Additionally, management refers to another non-GAAP metric called Operating Pre-Provision Net Revenue (OPPNR) to monitor the Company’s financial results. This metric excludes the expense, or reversal of the expense for the provision for credit losses as well as changes in the effective tax rate. Since the adoption of ASC 326 (CECL) in January 2023, the provision line item on the income statement has been extremely volatile, making this metric more meaningful. OPPNR was $5.2 million or $0.63 per diluted share for the three months ended June 30, 2026 compared to $5.4 million or $0.54 per diluted share for the three months ended June 30, 2025. OPPNR was $10.1 million or $1.22 per diluted share in the six-months ended June 30, 2026 compared to $9.6 million or $0.97 per diluted share in the six months ended June 30, 2025. For a reconciliation of net income as reported and Non-GAAP OPPNR, see the table below.

Financial Highlights

•
Return on average assets and return on average equity for the three months ended June 30, 2026 was 1.54% and 7.56%, respectively.
•
Net loans decreased $44.3 million or 5.9% to $711.6 million compared to $754.9 million at December 31, 2025.
•
Deposits decreased $0.2 million or -0.03% from $676.1 million at December 31, 2025 to $675.9 million at June 30, 2026.
•
All $35.0 million in borrowings from the Federal Home Loan Bank of Atlanta “FHLB” that were outstanding at March 31, 2026 were paid off in the quarter. This pay-off resulted in a gain (decrease in interest expense) of $0.3 million.

•
Non-accrual loans increased $1.1 million to $3.4 million at June 30, 2026 from $2.3 million at December 31, 2025.
•
The Company recorded reversals in the provisions for credit losses of $216,000 for the three months ended June 30, 2026 and $227,000 for the six months ended June 30, 2026.
•
During the quarter ended June 30, 2026, the Company repurchased 230,000 shares of its outstanding common stock at an average price of $20.03.

FINANCIAL CONDITION DISCUSSION

Total Assets. Total assets were $877.9 million at June 30, 2026, a decrease of $34.3 million, or -3.76%, from $912.2 million at December 31, 2025. The decrease was due primarily to the Company utilizing cash resulting from shrinkage of the loan portfolio to repay $35.0 million in borrowings from the FHLB.

Cash and Cash Equivalents. Cash and cash equivalents increased $13.2 million, or 23.7%, to $68.9 million at June 30, 2026 from $55.7 million at December 31, 2025. The increase in cash is primarily a result of loan pay-offs exceeding the pay-off of the FHLB borrowings.

Loans Receivable. Loans receivable decreased $44.3 million, or 5.9%, to $710.6 million at June 30, 2026 from $754.9 million at December 31, 2025. The largest decreases in the portfolio occurred in the construction & land ($12.6 million), commercial investor real estate ($10.6 million) and commercial ($10.4 million).

Securities. Securities available for sale decreased by $1.0 million or 3.0% from December 31, 2025 as paydowns in the mortgage-backed securities were not replaced with new purchases. The held-to-maturity portfolio experienced a slight decrease due to paydowns.

Federal Home Loan Bank Stock Federal Home Loan Bank of Atlanta stock decreased $1.7 million or 71.6% as a result of the advance pay-off reducing the required ownership amount.

Total Liabilities. Total liabilities decreased $33.6 million or -4.6%, to $694.7 million at June 30, 2026 from $728.4 million at December 31, 2025. The decrease was due primarily to the decrease in borrowings.

Deposits. Total deposits decreased $0.2 million, or -0.03% to $675.9 million at June 30, 2026 from $676.1 million at December 31, 2025. Interest-bearing deposits were flat at $138.4 million. Noninterest bearing deposits decreased $0.2 million, or -0.03%, to $537.5 million at June 30, 2026 from $537.7 million at December 31, 2025.

Stockholders’ Equity. Stockholders’ equity decreased $0.6 million, or -0.33%, to $183.2 million at June 30, 2026 from $183.8 million at December 31, 2025 as net income and the impact of earned stock compensation was offset by $6.6 million in stock repurchases during the period.

RESULTS OF OPERATION DISCUSSION

Net Income. Net income was $3.5 million or $0.42 per diluted share for the three months ended June 30, 2026 compared to $2.9 million or $0.29 per diluted share for the three months ended June 30, 2025. Net income was $4.6 million or $0.55 per diluted share for the six months ended June 30, 2026 compared to $5.0 million or $0.50 per diluted share for the six months ended June 30, 2025. The decrease in income for the year to date period is due to the $2.2 million first quarter executive transition expense and the related tax impact.

Net Interest Income. Net interest income was $9.5 million for the three months ended June 30, 2026 compared to $9.2 million for the three months ended June 30, 2025. The net interest margin for the three months ended June 30, 2026 was 4.58% compared to 4.36% for the three months ended June 30, 2025. The increase in net interest income was primarily due to higher yields on interest earning assets and lower interest expense due to the pay-offs of borrowings.

Net interest income was $18.6 million for the six months ended June 30, 2026, compared to $17.8 million in the six months ended June 30, 2025. The net interest margin for the six months ended June 30, 2026 was 4.47% compared to 4.24% for the six months ended June 30, 2025. The increase in net interest income was primarily due to higher yields earned on loans and lower interest expense due to the pay-off of the FHLB borrowings in 2026 and the pay-off of the subordinated debentures in December 2025.

Noninterest Income. For the three months ended June 30, 2026, noninterest income totaled approximately $467,000 compared to $714,000 for the quarter ended June 30, 2025. The decrease is attributable to the $135,000 write-down of a former branch location to estimated sales proceeds and lower miscellaneous fees on loans and deposits.

For the six months ended June 30, 2026 noninterest income totaled $1.0 million compared to $1.2 million for the six months ended and June 30, 2025. The decrease is due to lower miscellaneous loan and deposit fees and the write-down of the former branch location.

Noninterest Expense. For the three months ended June 30, 2026, noninterest expense totaled $5.5 million compared to $5.8 million in the three months ended June 30, 2025. Decreases in compensation and benefits of $506,000 due lower staffing and lower expenses of the 2024 Equity plan offset increases in other categories. Occupancy expense increased by $97,000 primarily due to costs of repairing a branch location after a major water leak. Professional fees increased due to higher legal expenses, data processing expense increased due to new product implementation fees and other expenses increased due to higher loan related expenses.

For the six months ended June 30, 2026, noninterest expense totaled $13.1 million as compared to $11.9 million in the six months ended June 30, 2025. Compensation and benefits expense increased $0.7 million due to the $2.2 million cost of the executive transition in the first quarter somewhat offset by lower staffing and lower costs of the 2024 Equity plan. Occupancy expense increased by $109,000 due to the branch repair costs noted above and higher heating bills in the first quarter. Adjusting for expenses related to the 2024 Equity Plan and executive transition, non-interest expense for the six months ended June 30, 2026 increased 0.8% to $9.68 million, compared with $9.60 million for the six months ended June 30, 2025.

Asset Quality. Non-performing assets at June 30, 2026 totaled $3.4 million, of which all are nonperforming loans, compared to $2.3 million at December 31, 2025, also all of which are nonperforming loans. At June 30, 2026, the allowance for credit losses on loans was $6.2 million, which represented 0.87% of total loans and 182.1% of non-performing loans compared to $6.4 million at December 31, 2025, which represented 0.85% of total loans and 284.7% of non-performing loans.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve Board, the impact of the imposition of tariffs and any retaliatory responses, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with twelve branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.
Consolidated Financial Ratios

	At or For the Three Months		At or For the Six Months
	Ended June 30,		Ended June 30,
	2026	2025	2026	2025
Performance Ratios(1):
Return on average assets	1.54%	1.26%	1.00%	1.09%
Return on average equity	7.56%	5.78%	4.97%	5.03%
Interest rate spread(2)	3.95%	3.60%	3.81%	3.48%
Net interest margin(3)	4.58%	4.36%	4.47%	4.24%
Yields on earning assets	5.86%	5.84%	5.83%	5.75%
Cost of interest-bearing liabilities	1.91%	2.24%	2.01%	2.27%
Cost of deposits	2.07%	2.02%	2.04%	2.02%
Yield on loans	6.21%	6.04%	6.16%	5.97%
Non-interest expense to average assets	2.44%	2.54%	2.89%	2.62%
Efficiency ratio(4)	54.87%	58.30%	66.62%	62.66%
Average interest-earning assets to average interest-bearing liabilities	149.24%	151.25%	148.83%	149.86%
Average equity to average assets	21.88%	21.88%	20.21%	21.62%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	0.87%	1.22%	0.87%	1.22%
Allowance for credit losses as a percentage of non-performing loans	182.07%	208.61%	182.07%	208.61%
Net charge-offs (recoveries) to average outstanding loans during the year	0.00%	0.00%	0.00%	-0.01%
Non-performing loans as a percentage of total loans	0.48%	0.58%	0.48%	0.58%
Non-performing loans as a percentage of total assets	0.39%	0.48%	0.39%	0.48%
Total non-performing assets as a percentage of total assets	0.39%	0.50%	0.39%	0.50%
Per Share Data
Earnings per common share, basic	$0.43	$0.29	$0.56	$0.50
Earnings per common share, diluted	$0.42	$0.29	$0.55	$0.50
Book value per common share	$21.50	$19.19	$21.50	$19.19
Tangible book value per common share(5)	$19.74	$17.72	$19.74	$17.72
Weighted average shares outstanding	8,012,679	9,858,540	8,077,169	9,878,319

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.
(5) Represents total equity less goodwill less other intangible assets divided by common shares outstanding. See non-GAAP reconciliation table.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
(dollars in thousands, except share amounts)	(unaudited)	derived from audited financial statements

Assets
Cash	$8,664	$5,616
Interest-bearing deposits in other banks	60,238	50,089
Cash and cash equivalents	68,902	55,705
Equity Investment	405	404
Securities available for sale	32,218	33,226
Securities held to maturity (fair value of $5,082 and $5,102, ACL of $1 and $2)	5,647	5,736
Loans held for maturity	710,625	754,921
Allowance for Credit Losses	(6,214)	(6,437)
Net Loans	704,411	748,484
Premises and equipment, net	12,223	12,493
Federal Home Loan Bank of Atlanta stock, at cost	661	2,324
Investment in life insurance	20,642	20,441
Accrued interest receivable	3,020	3,149
Goodwill	14,420	14,420
Intangible assets, net	561	651
Deferred tax assets, net	7,558	7,563
Other assets	7,288	7,617
Total assets	$877,956	$912,213
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$138,384	$138,360
Interest-bearing deposits	537,506	537,734
Total deposits	675,890	676,094

FHLB borrowings	—	35,000
Other liabilities	18,865	17,315
Total liabilities	694,755	728,409
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized in 2026 and 2025; 8,520,245 shares issued and outstanding as of June 30, 2026; 8,852,813 shares issued and outstanding as of December 31, 2025	85	88
Paid-in capital	63,629	68,834
Unearned common stock held by employee stock ownership plan	(6,879)	(6,978)
Retained earnings	127,543	122,990
Accumulated other comprehensive loss	(1,177)	(1,130)
Total stockholders' equity	183,201	183,804
Total liabilities and stockholders' equity	$877,956	$912,213

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
Interest Income	2026	2025	2026	2025
Loans, including fees	$11,165	$11,334	$22,308	$22,075
Investment securities available for sale	282	324	571	674
Investment securities held to maturity	45	46	90	93
Other interest income	713	562	1,318	1,305
Total interest income	12,205	12,266	24,287	24,147
Interest Expense
Interest on deposits	2,771	2,622	5,423	5,223
Interest on FHLB borrowings	(104)	23	215	—
Interest on Subordinated debentures	—	465	—	1,125
Total interest expense	2,667	3,110	5,638	6,348
Net interest income	9,538	9,156	18,649	17,799
Provision for (recovery of) credit losses	(216)	178	(227)	475
Net interest income after provision for (recovery of) credit losses	9,754	8,978	18,876	17,324
Noninterest Income
Service fees on deposits	105	112	215	216
Fees from debit cards	182	177	346	341
Income from investment in life insurance	116	114	202	201
(Loss) on sale of fixed assets	(135)	—	(135)	—
Other income	199	311	367	485
Total noninterest income	467	714	995	1,243
Noninterest Expense
Compensation and related benefits	3,512	4,018	9,292	8,542
Occupancy	476	379	932	823
Data processing	437	395	836	792
Advertising	19	3	33	9
Professional fees	315	249	551	479
Equipment	89	94	178	185
Foreclosed real estate and repossessed assets holding costs	—	—	(5)	2
Amortization of intangible assets	45	45	90	90
FDIC insurance premiums	87	84	172	165
Other expense	510	488	1,009	845
Total noninterest expense	5,490	5,755	13,088	11,932
Net income before tax	4,731	3,937	6,783	6,635
Income tax expense	1,269	1,076	2,230	1,675
Net income	$3,462	$2,861	$4,553	$4,960
Basic earnings per share	$0.43	$0.29	$0.56	$0.50
Diluted earnings per share	$0.42	$0.29	$0.55	$0.50

BV FINANCIAL, INC.
Average Balance Sheet for the Quarters ended June 30,
(Dollars in thousands)

	For the Three Months Ended June 30,
	2026			2025
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$721,303	$11,165	6.21%	$752,181	$11,334	6.04%
Securities available-for-sale	32,614	282	3.47%	34,770	324	3.74%
Securities held-to-maturity	7,396	45	2.44%	6,624	46	2.79%
Cash, cash equivalents and other interest-earning assets	73,450	713	3.92%	49,450	562	4.60%
Total interest-earning assets	834,763	12,205	5.86%	843,025	12,266	5.84%
Noninterest-earning assets	65,598			64,324
Total assets	$900,361			$907,349

Interest-bearing liabilities:
Interest-bearing demand deposits	$70,143	153	0.87%	$76,698	159	0.83%
Savings deposits	115,314	145	0.50%	120,584	106	0.35%
Money market deposits	130,067	744	2.29%	125,686	766	2.44%
Certificates of deposit	221,400	1,729	3.13%	197,488	1,591	3.23%
Total interest-bearing deposits	536,924	2,771	2.07%	520,456	2,622	2.02%
Federal Home Loan Bank advances	22,418	(104)	(1.86)%	1,978	23	4.66%
Subordinated debentures	—	—	—	34,945	465	5.34%
Total borrowings	22,418	(104)	(1.86)%	36,923	488	5.30%
Total interest-bearing liabilities	559,342	2,667	1.91%	557,379	3,110	2.24%
Noninterest-bearing demand deposits	139,862			134,841
Other noninterest-bearing liabilities	18,063			16,930
Total liabilities	717,267			709,150
Equity	183,094			198,199
Total liabilities and equity	$900,361			$907,349
Net interest income		$9,538			$9,156
Net interest rate spread			3.95%			3.60%
Net interest-earning assets	$275,421			$285,646
Net interest margin			4.58%			4.36%
Average interest-earning assets to interest-bearing liabilities	149.24%			151.25%

BV FINANCIAL, INC.
Average Balance Sheet for the Six Months ended June 30,
(Dollars in thousands)

	For the Six Months Ended June 30,
	2026			2025
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$730,542	$22,308	6.16%	$745,958	$22,075	5.97%
Securities available-for-sale	33,073	571	3.48%	35,821	674	3.79%
Securities held-to-maturity	7,716	90	2.35%	6,971	93	2.69%
Cash, cash equivalents and other interest-earning assets	69,357	1,318	3.85%	58,091	1,305	4.55%
Total interest-earning assets	840,688	24,287	5.83%	846,841	24,147	5.75%
Noninterest-earning assets	65,489			64,667
Total assets	$906,177			$911,508

Interest-bearing liabilities:
Interest-bearing demand deposits	$72,925	320	0.88%	$78,414	330	0.85%
Savings deposits	115,572	292	0.51%	121,516	206	0.34%
Money market deposits	127,407	1,428	2.26%	125,326	1,530	2.46%
Certificates of deposit	220,277	3,383	3.10%	196,440	3,157	3.24%
Total interest-bearing deposits	536,181	5,423	2.04%	521,696	5,223	2.02%
Federal Home Loan Bank advances	28,674	215	1.51%	8,453	194	4.63%
Subordinated debentures	—	—	—	34,925	931	5.38%
Total borrowings	28,674	215	1.51%	43,378	1,125	5.23%
Total interest-bearing liabilities	564,855	5,638	2.01%	565,074	6,348	2.27%
Noninterest-bearing demand deposits	139,835			133,419
Other noninterest-bearing liabilities	18,353			15,940
Total liabilities	723,043			714,433
Equity	183,134			197,075
Total liabilities and equity	$906,177			$911,508
Net interest income		$18,649			$17,799
Net interest rate spread			3.82%			3.48%
Net interest-earning assets	$275,833			$281,767
Net interest margin			4.47%			4.24%
Average interest-earning assets to interest-bearing liabilities	148.83%			149.86%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	6/30/2026	6/30/2026

Beginning Balance	$6,399	$6,437

Provision for credit loss -loans	(200)	(256)

Net Charge-offs (recoveries):
Owner Occupied 1-4	(1)	(2)
Non-Owner Occupied 1-4	(14)	(33)
Investor Commercial Real Estate	—	—
OO Commercial Real Estate	—	—
Construction & Land	—	—
Farm Loans	—	—
Marine & Consumer	—	2
Guaranteed by the US Gov't	—	—
Commercial	—	—
Net charge-offs (recoveries)	(15)	(33)

Ending Balance- ACL for Loans	$6,214	$6,214

Balance Reserve for unfunded loan commitments	125	125
Balance Reserve for HTM Securities	1	1
Total ACL	$6,340	$6,340

Provision expense for Unfunded Commitments	(16)	30
Provision expense for HTM Securities	—	(1)
Total other provision expense	$(16)	$29
Total provision for (recovery of ) credit losses	$(216)	$(227)

RECONCILIATION TABLE (UNAUDITED)
NON-GAAP ADJUSTED NET INCOME

Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the Unites States ("GAAP"), this earnings release contains a non-GAAP financial measure, Non-GAAP adjusted net income. The Company believes this non-GAAP financial measure is useful for both investors and management to understand the effects of certain items and provide an alternative view of its performance over time. Non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

	Three Months ended June 30,		Six Months ended June 30,
Non-GAAP Adjusted Net Income	2026	2025	2026

Net Income (GAAP)	$3,462	$2,861	$4,553
2024 Equity Plan Expenses	601	1,162	$1,204
Cost of executive transition	-	-	2,203
Tax impact	(159)	(308)	(903)
Non GAAP adjusted net income	$3,904	$3,715	$7,057

Adjusted Net Income per Share	$0.48	$0.38	$0.88
Adjusted Net Income per diluted share	$0.47	$0.37	$0.86

Non-GAAP Operating Pre-provision Net Revenue (OPPNR)

Net Interest Income before provision	$9,538	$9,156	$18,649
Plus: Purchase Accounting Amortization	51	44	93
Plus: Non-interest income	467	714	995
Less: Non-interest expense	(5,490)	(5,755)	(13,088)
Plus: CDI amortization	45	45	90
Plus: 2024 Equity Plan expense	601	1,162	1,204
Plus: Executive transition expense	-	-	2,203
Operating Pre-Provision Net Revenue	$5,212	$5,366	$10,146

OPPNR per share	$0.65	$0.65	$1.26
OPPNR per diluted share	$0.63	$0.54	$1.22

Non-GAAP Tangible Book Value per Common Share
	2026		2025
Total Equity (GAAP)	$183,201		$197,991
Less Goodwill	14,420		14,420
Less other intangible assets	561		741
Tangible equity	$168,220		$182,830
Common shares outstanding	8,520,225		10,318,408
Tangible book value per share	$19.74		$17.72